Oppenheimer Conservative Investor Fund
NSAR Exhibit - Item 77M

During the fiscal semi-annual period, Oppenheimer Conservative Investor Fund
 (“Conservative Investor Fund”), a series of Oppenheimer Portfolio Series (the “Registrant”), became the survivor of a merger or consolidation with the following other registered investment company:

(a)	Oppenheimer 2010 Transition Fund (the “Target Fund”)

(b)	The circumstances and details of the merger or consolidation (the “Reorganization”) are as follows:

•
The Board of Directors/Trustees of the Registrant and Target Fund approved the Reorganization at a meeting held on May 15, 2012.  The shareholders of the Target Fund approved the Reorganization at a meeting held on September 14, 2012.  The Reorganization took place on October 19, 2012.

•
An Agreement and Plan of Reorganization (the “Reorganization Agreement”) was entered into between the Target Fund and Conservative Investor Fund, whereby Conservative Investor Fund acquired substantially all of the assets and assume certain liabilities of the Target Fund in exchange for newly-issued shares of Conservative Fund (the “Reorganization”).  The Target Fund shareholders received Class A, Class B, Class C, Class N or Class Y shares of Conservative Investor Fund equal in value to the value of the net assets of the shares of the Target Fund they held immediately prior to the Reorganization. The shares of Conservative Investor Fund to be received by shareholders of the Target Fund will be issued at net asset value without a sales charge. Following the Reorganization, the Target Fund will liquidate and dissolve.

Oppenheimer Moderate Investor Fund
NSAR Exhibit - Item 77M

During the fiscal semi-annual period, Oppenheimer Moderate Investor (“Moderate Investor Fund”), a series of Oppenheimer Portfolio Series (the “Registrant”), became the survivor of a merger or consolidation with the following other registered investment company:

(a)	Oppenheimer Transition 2015 Fund, Oppenheimer Transition 2020 Fund and Oppenheimer Transition 2025 Fund (the “Target Funds”).

(b)	The circumstances and details of the merger or consolidation (the “Reorganization”) are as follows:

•
The Board of Directors/Trustees of the Registrant and the Target Funds approved the Reorganization at meetings held on May 15, 2012.  The shareholders of the Target Funds approved the Reorganization at a meeting held on September 14, 2012.  The Reorganizations were effective as of the close of business on October 19, 2012 with respect to Transition 2015 Fund, October 5, 2012 with respect to Transition 2020 Fund and November 2, 2012 with respect to Transition 2025 Fund.

•
An Agreement and Plan of Reorganization (the “Reorganization Agreement”) was entered into between each Target Fund and Oppenheimer Portfolio Series: Moderate Investor Fund, a series of Oppenheimer Portfolio Series (“PS: Moderate Investor Fund” or the “Acquiring Fund”), and the transactions contemplated thereby, including: (i) the transfer of all of the assets of the Target Fund to the Acquiring Fund in exchange for Class A, Class B, Class C, Class N and Class Y shares of the Acquiring Fund, (ii) the distribution of shares of the Acquiring Fund to the corresponding Class A, Class B, Class C, Class N and Class Y shareholders of the Target Fund in complete liquidation of the Target Fund, and (iii) the cancellation of the outstanding shares of the Target Fund (the foregoing with respect to each Target Fund being referred to as the “Reorganization,” and with respect to all of the Target Funds, the “Reorganizations”).

Oppenheimer Active Allocation Fund
NSAR Exhibit - Item 77M

During the fiscal semi-annual period, Oppenheimer Active Allocation Fund (“Active Allocation Fund Fund”), a series of Oppenheimer Portfolio Series (the “Registrant”), became the survivor of a merger or consolidation with the following other registered investment companies:

(a)	Oppenheimer Transition 2030 Fund, Oppenheimer Transition 2040 Fund, and Oppenheimer Transition 2050 Fund (“the Target Funds.”)

(b)	The circumstances and details of the merger or consolidation (the “Reorganization”) are as follows:

•
The Board of Directors/Trustees of the Registrant and the Target Funds approved the Reorganization at meetings held on May 15, 2012.  The shareholders of the Target Funds approved the Reorganization at a meeting held on September 14, 2012.  The Reorganization took place on October 19, 2012 with respect to Transition 2030 Fund, October 5, 2012 with respect to Transition 2040 Fund and November 2, 2012 with respect to Transition 2050 Fund (“the Target Funds.”)

•
An Agreement and Plan of Reorganization (the “Reorganization Agreement”) was entered into between the Target Funds and Oppenheimer Active Allocation Fund, whereby Oppenheimer Active Allocation Fund acquired substantially all of the assets and assume certain liabilities of the Target Funds in exchange for newly-issued shares of Oppenheimer Active Allocation Fund (the “Reorganization”). The Target Fund shareholders received Class A, Class B, Class C or Class N or Class Y shares of Oppenheimer Active Allocation Fund equal in value to the value of the net assets of the shares of the Target Funds they held immediately prior to the Reorganization. The shares of Oppenheimer Active Allocation Fund to be received by shareholders of the Target Funds will be issued at net asset value without a sales charge. Following the Reorganization, the Target Funds will liquidate and dissolve.